UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 30, 2006
Commission File Number 1-9929
Insteel Industries, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	56-0674867

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina	27030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 786-2141
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On January 30, 2006, Insteel Industries, Inc. repurchased 400,000 shares of its common stock held by Howard O. Woltz, Jr., chairman of the Company’s board of directors, and his wife (together, the “Woltzes”), in connection with its stock repurchase program. The purchase price for the shares repurchased from the Woltzes was $21.322 per share based on a predetermined formula, which represents a 15% discount from the closing price on January 27, 2006. The Company repurchased 200,000 shares from Mr. Woltz, Jr. and 200,000 shares from his wife. The repurchase was approved by the disinterested members of the Company’s board of directors. The repurchase was executed pursuant to a Share Repurchase Agreement, dated January 30, 2006, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 8.01. Other Events
     On January 30, 2006, the Company issued a press release announcing that it had repurchased 400,000 shares of its common stock held by Howard O. Woltz, Jr., chairman of the Company’s board of directors, and his wife in connection with its stock repurchase program. A copy of this release is being filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits

Exhibit 10.1	Share Repurchase Agreement, dated January 30, 2006, among the Company, Howard O. Woltz, Jr. and Joan Moore Woltz.

Exhibit 99.1	Press release dated January 30, 2006 announcing the Company’s repurchase of 400,000 shares of its common stock held by Howard O. Woltz, Jr., chairman of the Company’s board of directors, and his wife in connection with its stock repurchase program.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC. Registrant

Date: January 30, 2006	By:	/s/ H.O. Woltz III

H.O. Woltz III President and Chief Executive Officer

Date: January 30, 2006	By:	/s/ Michael C. Gazmarian

Michael C. Gazmarian Chief Financial Officer and Treasurer